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                                                                    EXHIBIT 99.1

Contact:     Douglas S. Kearney
                  248-837-7100
                  www.lason.com


                 LASON, INC. ANNOUNCES ISSUANCE OF COMMON STOCK

         TROY, Mich. -- May 6, 2003 - Lason, Inc. (LSSNV), a leading provider of integrated information outsourcing solutions, today announced that to date it has issued 26,672,344 shares of its Common Stock to unsecured creditors of record and to participants in its executive management incentive plan pursuant to its approved plan of reorganization ("Plan"). 3,327,656 shares of Common Stock are reserved to be issued under the Plan to creditors of record following resolution of outstanding disputed claims. There is currently no trading market for the Common Stock. There can be no assurance regarding the future development of a market for or as to the liquidity of the Common Stock. The Company is currently not in compliance with certain regulations of the SEC necessary for its securities to be listed and traded on a national securities exchange or on NASDAQ. The Company cannot provide any assurances as to if or when it would meet such requirements.

ABOUT LASON

         Lason, headquartered in Troy, Michigan, is a leading provider of integrated information outsourcing solutions through in excess of 60 locations and facilities management sites in 26 states, India, China (service relationship), Mexico and Canada. The Company serves over 5,500 active customers primarily in the healthcare, financial services, government and manufacturing and industrial vertical markets. The Company's core competency resides in its ability to enhance the performance of its customers' business by outsourcing their non-core business processes and back office operations. The Company's primary services are data, document and image capture, web-based document repository services via its Document DNA(TM) (digital network access) product analog services, on-site facilities management, print and mail type services, database management and other professional services. The Company's service capabilities across a broad range of data and media types allows its customers to fulfill their business process and information outsourcing needs with a single vendor regardless of geography. Lason is available on the World Wide Web at http://www.lason.com.

         This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual

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results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of Lason and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.